Exhibit 10.23

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG                                            LEASE AGREEMENT




         THIS LEASE AGREEMENT is made and entered into this 15th day of February
2008 by and between Landlord and Tenant (as hereinafter identified):


LANDLORD:         KENNINGTON FAMILY LLC, a North Carolina limited liability
                   company
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
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Landlord's Address             5016 Corrigan Court           Landlord's Address         5016 Corrigan Court
For Notices:                   Charlotte, NC 28277           For Mail:                  Charlotte, NC 28277
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Landlord's Phone:              (704) 541-2953                Landlord's Fax:            (704) 542-4618
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
TENANT:                        TRANSBOTICS CORPORATION, a Delaware corporation

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Tenant's Address               3400 Latrobe Drive            Tenant's Address           3400 Latrobe Drive
For Notices:                   Charlotte NC 28212            For Mail:                  Charlotte NC 28212
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Tenant's Phone:                704-361-1115                  Tenant's Fax:              704-364-4039
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

                              W I T N E S S E T H:
                              --------------------


         THAT for and in consideration of the mutual agreements of Landlord and Tenant including the rental to be paid by Tenant to Landlord, Landlord hereby leases to Tenant and Tenant hereby leases and rents from Landlord the following demised premises on the terms and conditions hereinafter set forth, to wit:

                          ARTICLE I: BASIC LEASE TERMS
                          ----------------------------

Section 1.        Demised Premises and Term.


Premises:         The Buildings ("Building 1" and "Building 2" and real property beneath and adjacent thereto (the "Lot") described in Exhibits
                  A and A-1 (collectively the "Premises").

Lease Term:           Five (5) Years
Term Commencement Date:  See Article III, Section 1
Security Deposit: $10, 663.75 (carry over from prior lease)
Prepaid Rent: $0.00


Section 2.        Exhibits (incorporated by reference).

Exhibit A         Site Plan
Exhibit A-1       Lot Description


                      ARTICLE IA: CONSTRUCTION OF BULDNG 2
                      ------------------------------------

Section 1. Construction of Improvements. Landlord shall use its best efforts to cause Building 2 to be constructed on the Lot in a good and workmanlike manner in accordance with the plans and specifications previously agreed upon and approved by the parties, site plan restrictions, applicable building codes, zoning regulations and other applicable laws. The "Target Date" for substantial completion of Building 2 is February 28, 2007. Substantial completion shall mean to complete the construction of Building 2 so that (i) all systems--electrical, heating, air conditioning and ventilation, plumbing and sanitary sewer are complete and have passed applicable inspections; (ii) a temporary or permanent certificate of occupancy for Building 2 has been issued; (iii) Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities so that (iv) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments or finishing touches.

Section 2. Notice. Landlord shall give Tenant at least thirty (30) days advance written notice of the estimated substantial completion date if different from the Target Date. If the estimated substantial completion date changes at any time after Landlord gives notice, then Landlord shall give thirty (30) calendar days advance notice of the new estimated substantial completion date.

Section 3. Inspection and Punch list. Before the Lease Term Commencement Date (as defined in Article II below), the parties shall inspect the premises of Building 2, have all systems demonstrated, and prepare a punch-list. The punch-list shall list incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments, and needed finishing touches. Landlord will complete the punch list items within thirty days after the Lease Term Commencement Date. Landlord will also promptly correct any latent defects as they become known, if Tenant notifies Landlord within thirty (30) days after Tenant first learns of the defect.

Section 4. Compliance with Environmental Laws. Landlord warrants that, to the best of its knowledge, (i) the Lot is not now, and has not been at any time in the past, a site or location for the use, generation, production, manufacture, treatment, storage, disposal, discharge, release or transportation of hazardous materials, (ii) the Lot is in compliance with all hazardous materials laws; and
(iii) there are and there are, and have been, no underground or above-ground storage tanks installed on or under, or removed from the Premises. Hazardous materials means all petroleum-based, toxic or hazardous materials regulated by any federal, state or local governmental authorities.

                              ARTICLE II: PREMISES
                              --------------------

Section 1. Description. The Premises this day leased and demised are located at 3400 Latrobe Drive, in Charlotte, Mecklenburg County, North Carolina and consist of two office/warehouse buildings (Building 1 and Building 2, collectively, the "Buildings"), real property beneath and immediately adjacent thereto containing approximately 6.541 acres, and landscaping and sidewalks which are situated upon the real property described on Exhibit A-1 (the "Lot").

Section 2. Quiet Enjoyment. Landlord agrees that Tenant, upon paying the stipulated rental and keeping and performing all of the agreements and covenants herein contained to be performed by Tenant, shall hold and enjoy the Premises for the Lease Term, subject to the terms of this Lease and any mortgage to which this Lease is or may be subordinated. Tenant shall have the exclusive right to use and enjoy the Premises and all elements there, including the Buildings, the parking areas and landscaped and other exterior areas and facilities.

Section 3. Acceptance of Premises. Landlord will deliver Building 2 in a broom-clean, move-in condition, with all equipment and fixtures, including plumbing, HVAC and electrical systems servicing Building 2 being in good working order, which Landlord shall warrant for a period of six (6) months following the commencement date. Except as herein provided, the Tenant accepts the Premises in their "as-is" condition and Landlord makes no representation or warranty with respect to their condition or suitability for Tenant's purposes.

                             ARTICLE III: LEASE TERM

Section 1. Initial Term. The Lease Term Commencement Date shall be the earlier of: (a) the date Tenant takes possession of and occupies Building 2; or (b) after Building 2 is substantially completed according to Article IA, Section 1, Landlord give the notice required by Article IA, Section 2, and Landlord is ready, willing, and able to deliver actual possession of Building 2. The term of this Lease shall commence on the Term Commencement Date and shall terminate at 6:00 p.m. on the Termination Date. Prior to the Lease Term Commencement Date, Tenant may continue to occupy and possess Building 1 as a holdover tenant pursuant to the terms and conditions of that certain Lease Agreement dated March 21, 2001 at the current rental rate.

Section 2. Renewal Terms. Provided Tenant is not in default in its performance of its obligations hereunder, the term of this Lease may be extended at the option of Tenant for two (2) additional three (3) year Renewal Terms as hereinafter provided. Tenant's option to extend each term shall be exercised by written notice delivered to Landlord given not less than one hundred twenty
(120) day prior to the termination date of the Initial Term and the initial Renewal Term, respectively.

     The Fixed Rent payable by Tenant during any such Renewal Term shall be as agreed upon between Landlord and Tenant in writing.

Section 3. Holdover. Tenant shall, at the termination of this Lease, yield up immediate possession of the Premises to Landlord as herein above provided. If Tenant retains possession of and portion of the Premises after termination, then such holding over shall automatically constitute the creation of a month to month tenancy at sufferance upon the term and conditions set forth in this Lease. Tenant shall also pay to Landlord an amount equal to all direct damages sustained by Landlord resulting from retention of possession by Tenant, including those resulting from the loss of or damages to any subsequent tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, nor shall receipt of any rent or other apparent affirmation of tenancy operate as a waiver of Landlord's right to terminate this Lease and pursue its default remedies for any breach of any of the terms of the Lease including the holding over of Tenant.

Section 4. Easement for Entry. At any time prior to the Commencement Date, Tenant shall have the right, at its own risk and peril, to enter upon Building 2 for any purpose expressly permitted by Landlord; provided, however, that no such entry shall in any way interfere with Landlord's work and Tenant shall indemnify and hold Landlord harmless from any loss or liability resulting from any entry by Tenant.

                                ARTICLE IV: RENT
                                ----------------

Section 1. Rent. Commencing on the first day of the month following the Lease Term Commencement Date, equal monthly installments of Fixed Rent in the amount of $20,458.33 shall be due and payable in advance, without setoff or deduction, on or before the first day of each calendar month at Landlord's Notice or mail Address set forth in Article I. Rent for that portion of the month beginning on the Lease Term Commencement Date and ending on the day immediately preceding the first full monthly installment of Fixed Rent is due shall be due and payable prior to the Lease Term Commencement Date and shall be calculated pro-rata for such portion of the month. Fixed Rent shall increase annually by three percent (3%) beginning on the first day of the month following the anniversary of the Lease Term Commencement Date and each anniversary of such date thereafter.

During the Renewal Terms, if any, monthly installments of Fixed Rent shall be payable in the amounts as agreed upon between Landlord and Tenant.

Section 2. Additional Rent. Tenant shall pay, as Additional Rent, all real property taxes and assessments, special or otherwise, imposed or levied on the Premises ("Real Estate Taxes") during the Term, together with all reasonable legal fees, costs and disbursements incurred for proceedings to contest, determine, or reduce Real Estate Taxes, but only to the extent the Real Estate Taxes are reduced. Real Estate Taxes shall be determined and paid as follows: each year during the Term, Landlord shall provide Tenant with a copy of the assessment for Real Estate Taxes for the coming calendar year issued by the appropriate governmental authority. The amount of the annual Real Estate Taxes shall be divided by the number 12, to obtain the pro rata monthly amount of Real Estate Taxes. Landlord shall pay the total Real Estate Taxes due (provided Landlord may contest or seek a reduction of such Taxes as it deems proper) prior to the imposition of any late payment fee, penalty or charge, and Tenant shall monthly pay to Landlord as Additional Rent the pro rata monthly amount of Real Estate Taxes for each month during the Term until the Term ends or the next calendar year begins, whichever first occurs. If, for any reason, Landlord pays a different amount of Real Estate Taxes than the amount of the assessment for that period, Landlord shall promptly notify Tenant, provide Tenant with proof of the different amount, and the parties shall "true up" the amount paid by Tenant for Real Estate Taxes during the relevant calendar year with the amount Landlord actually paid.

Tenant shall also pay, as Additional Rent, all Insurance Costs. The term "Insurance Costs" shall mean and include the cost to Landlord of insurance obtained in connection with the Premises, Buildings and Lot including, without limitation, any liability insurance; fire, theft or other casualty insurance. Annual Insurance costs during the Term shall b paid to the Landlord when and as due and reimbursed to the Landlord by Tenant as Additional Rent paid pro-rata monthly during the applicable premium year during the Term on a similar basis as Real Estate Taxes.

Section 2. Late Charge. In the event Tenant fails to pay any installment of Fixed Rent, Additional Rent, or other sum due hereunder within ten (10) business days of the date when due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or payment to help defray the additional cost to Landlord for processing such late payment. The amount of late charges for any month shall be computed on the aggregated amount of delinquent rents and other payments, including all accrued late charges. The provision for such late charge shall in no way relive Tenant of the obligation to pay rent or other payments on or before the date upon which they are due and shall not be construed as limiting Landlord's remedies in any manner.

                  ARTICLE V: REPAIRS, MAINTENANCE AND UTILITIES
                  ---------------------------------------------

Section 1. Repairs by Landlord. Within sixty (60) days after written notice from Tenant, Landlord shall make necessary structural repairs to the exterior walls (excluding the exterior of and the frames surrounding all windows, doors, and plate glass) of the Premises; necessary repairs to the roof, foundation and load-bearing walls of the Building; necessary repairs or replacements to plumbing, pipes, and conduits servicing the Premises; (provided such are in the nature of capital improvements and not necessitated by Tenant's use). Landlord shall not be required to make any repair resulting from any negligent act or omission of Tenant or any subtenant, or their respective employees, agents, invitees or visitors. Landlord shall have no liability or responsibility to Tenant for loss or damage should the furnishing of any of the utilities and services herein provided be prohibited or stopped for repairs, alterations, or improvements or by reasons or causes beyond Landlord's control, including, but without limitation, accidents, strikes, lockouts or orders of any local or federal government. Landlord shall be responsible for capital expenditures to repair or replace the HVAC equipment that exceed $1,000.00 in any calendar year. All repairs made by Landlord shall be performed in a good and workmanlike manner, in compliance with all applicable codes, and at least equivalent to the quality of the original work.

Section 2. Repairs by Tenant. Tenant shall keep and maintain in good order, condition and repair throughout the term the Premises and every part thereof, including, without limitation trash removal, landscaping, lawn, parking areas; fixtures and equipment located therein; the exterior and interior portions of all doors, windows and glass; electrical wiring and conduits, plumbing, sewage and septic facilities within the Premises; HVAC equipment; and interior walls, floors and ceilings. Tenant's repair and maintenance obligations shall be at its sole cost and expense. All repairs made by Tenant shall be performed in a good and workmanlike manner, in compliance with all applicable codes, and at least equivalent to the quality of the original work. Tenant shall keep in force a standard maintenance agreement with regard to the HVAC equipment with a licensed mechanical contractor acceptable to Landlord in form and content requiring at a minimum, quarterly inspection. A copy of the maintenance agreement shall be provided to Landlord. Tenant shall, at its own expense, maintain the Premises in a clean and orderly condition complying with all governmental rules and regulations applicable to the Premises and shall not cause, allow or create upon the Premises any condition which may constitute a nuisance or danger to the general public.

         If Tenant shall fail to commence its repair and maintenance obligations, to the reasonable satisfaction of Landlord within thirty (20) days after written notice given, Landlord may make such repairs without liability to Tenant, and Tenant shall pay to Landlord upon demand the reasonable cost of such repairs plus interest at the legal rate from the date of demand until paid, subject to the above limitations.

Section 3. Utilities. Tenant shall pay promptly when due all charges and costs, including tap fees, meter deposits, or hook up charges for electricity, gas, heat, steam, hot and/or cold water, air conditioning, ventilation, lighting systems and other utilities supplied to the Premises, Building and Lot. Landlord shall have no liability to Tenant for disruption of any utility service and in no event shall such disruption constitute a constructive eviction or entitle to any abatement of Rent.

Section 4. Operating Expenses. Tenant shall pay one hundred percent (100%) of all costs of occupancy including, but not limited to, real property taxes, hazard insurance, utilities, janitorial, refuse removal and HVAC equipment maintenance. Landlord shall pay any annual property owner's association fees and assessments.

Section 5. Alterations. Tenant may not make any alterations, additions or improvements to the Premises without Landlord's prior, written consent. Minor decorative changes to the interior do not require Landlord's consent. Landlord shall not unreasonably withhold, delay or condition consent to nonstructural interior alterations to a Building that do not adversely affect its appearance, value or structural strength.

                          ARTICLE VI: USE AND OCCUPANCY
                          -----------------------------

Section 1. Use. Subject to and in accordance with all rules, statutes, ordinances and regulations of all governmental authorities and Landlord's insurance carrier, Tenant shall use and occupy the Premises for general office and warehouse purposes and assembly and testing of automatic guided vehicles only as permitted under current I-2 zoning. Upon termination of this Lease, Tenant will vacate and surrender possession of the Premises (and all fixtures and systems appertaining thereto) to the Landlord in as good condition as the Premises were upon the Commencement Date, ordinary wear and tear, loss by fire or other casualty, excepted.

Section 2. Insurance. Landlord shall obtain and maintain in full force and effect extended coverage casualty insurance with windstorm, hail and explosion coverage for the full replacement value of the Buildings, as the value may exist from time to time. Landlord and Tenant shall each maintain comprehensive general liability insurance, with minimum combined single limit of liability of two million dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Buildings and Lot.

Section 3. Waiver of Subrogation. Landlord and Tenant hereby each agree to use all reasonable commercial effort to have any insurer providing insurance to either of them issue a waiver of any right of subrogation which such insurer of one party may acquire against the other by virtue of its payment of any loss pursuant to such insurance coverage.

Section 4. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord, its agent, servants and employees, from and against any and all claims and demands whether for injury to person, loss of life or damage to property, related to or arising in any manner from Tenant's use and occupancy of the Premises or occasioned wholly or in part by any act or omission of Tenant or Tenant's agents, contractors, employees, sublessees, customers and invitees. Landlord shall indemnify, defend and hold Tenant harmless from and against any all claims and demands, whether for injury to person, loss of life or damage to property for incidents occurring in or bout the Lot or Buildings caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees. When a claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or a party and an unrelated third party, each party's obligation to defend, indemnify and hold the other harmless shall be in proportion to its allocable share of the joint negligence or willful misconduct.

Section 5. Tenant's Personal Property. Except with respect to the gross negligence or willful misconduct of Landlord, its agents and employees, (a) Landlord shall not be liable for any damage to or loss of Tenant's or other's personal property located in the Premises by theft or otherwise; (b) Landlord shall not be liable for any injury or damage cause by any persons in the Premises or elsewhere on the Lot; and (c) Landlord shall not be liable for any injury or damage to persons or property or to the interior of the Premises resulting from fire, explosion, falling plaster, steam, gas, water, rain, snow, or the leaking of the roof or the bursting, leaking or overflowing of water, sewer or other pipes.

Section 6. Compliance With Laws. During the Term, Landlord shall comply with all applicable laws regarding the Lot and Buildings except to the extent Tenant must comply. Tenant shall comply with all applicable laws (i) regarding the physical condition of the Premises, but only to the extent the applicable laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply such as laws governing maximum occupancy, workplace smoking and illegal business operations.


              ARTICLE VII: DAMAGE OR DESTRUCTION AND EMINENT DOMAIN
              -----------------------------------------------------

Section 1. Damage or Destruction. If all or any part of the Premises is damaged or destroyed by fire, storm, war, riot, Act of God, unavoidable accident, public enemy or other casualty, this Lease shall continue in full force and effect, unless terminated as provided below, and Landlord shall, within a commercially reasonable period after such destruction, repair and restore the Premises to the condition in which they were prior to such damage or destruction; provided, however Landlord shall not be obligated to commence such repair until insurance proceeds are received by Landlord and Landlord's obligation for such repair shall be limited to the proceeds actually received. Should such damage or destruction render the Premises unsuitable for occupancy, in whole or in part, then during the time required for repairing and restoring said Premises as aforesaid, Tenant's rental shall be proportionately reduced in the same ratio as the portion of the Premises rendered unsuitable for occupancy bears to the total square.

         Notwithstanding anything contained herein to the contrary, Landlord at its option may terminate this Lease on thirty (30) days notice to Tenant if: (a) the Premises or the Building are damaged or destroyed as a result of an occurrence which is not covered by Landlord's insurance; (b) the Premises or the Building are damaged or destroyed during the last six (6) months of the Lease Term; or (c) the Building is damaged (whether or not the Premises are damaged) to such a significant extent that, in the sole judgment of Landlord, the Building cannot be operated after repair as an economically viable unit.

Section 2. Eminent Domain. In the event the entire Premises are taken by power of eminent domain, this Lease shall terminate automatically as of the date possession is required to be delivered. If less than all but more than thirty percent (30%) of the floor area of the Premises should be taken, this Lease shall, at the option of either party, terminate effective on the date of the taking by written notice given to the other party within thirty (30) days after the date of the taking. If the Lease is not terminated as above provided, the provisions of this Lease shall remain in full force and effect except that the rent payable by Tenant after the taking shall be reduced in proportion to the area of the Premises taken. All condemnation awards and proceeds of sales in lieu of condemnation shall belong solely to Landlord, but Tenant may make any separate claim for business interruption or relocation expenses to which it may be entitled.

                      ARTICLE IX: ASSIGNMENT AND SUBLETTING
                      -------------------------------------

         Tenant may not assign, transfer, mortgage or pledge this Lease or sublet all or any portion of the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed, provided such a transfer is for a similar use of the Premises). Any assignment, transfer, mortgage, pledge, sublease, or other encumbrance shall not affect the continuing primary liability of Tenant and no consent to any of the foregoing in a specific instance shall be deemed a waiver of any subsequent instance.

         Notwithstanding the foregoing, the Tenant shall be permitted to assign this Lease to any of its subsidiaries or affiliated companies without the prior written consent of the Landlord.

                               ARTICLE X: DEFAULT
                               ------------------

Section 1. Default. Any one or more of the following events shall be deemed to be events of default by Tenant under this Lease: (a) Subject to the exception hereinafter provided, Tenant shall fail to pay any installment of Fixed Rent when due; or fail, after a period of ten(10) days written notice of nonpayment, to remit to Landlord any other payment or reimbursement required hereunder; (b) Tenant shall become insolvent, or shall make an assignment for the benefit of creditors, or shall file or have filed against it a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; (c) Tenant shall fail to comply with any term, or provision of this Lease (other than the foregoing in this paragraph for which a cure period is designated), and shall not cure such failure within twenty (20) days after written notice, or if such event is not capable of being cured within twenty(20) days Tenant shall fail to commence and thereafter diligently pursue said cure to completion; (d) Tenant's shall abandon or vacate any substantial portion of the Premises; (e)Tenant shall fail to vacate the Premises immediately upon termination of this Lease, or upon termination of Tenant's right to possession only. (Notwithstanding the provisions of subparagraph (a) above, Tenant shall be afforded one ten (10) day written notice and opportunity to cure per twelve (12) month period with respect to Tenant's failure to pay Fixed Rent when due).

Section 2. Remedies.  Upon the  occurrence of any event of default  described in
Section 1, above, or elsewhere in this Lease, Landlord shall have the right to terminate this Lease, or to terminate Tenant's right to possession of the Premises only, without termination this Lease, and to simultaneously or thereafter pursue any and all remedies available to Landlord at law or in equity for the recovery from Tenant for all damages, including attorneys' fees, suffered by Landlord by reason of Tenant's default.

Section 3. No Waiver. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default unless Landlord so notifies Tenant in writing. If, on account of any breach or default by Tenant in its obligations under the terms and conditions of this Lease it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all attorney's fees and expenses so incurred.

Section 4. Mitigation. Landlord shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent. If Landlord relets for a period of time longer than the current Lease Term, then any special concessions given to the new tenant shall be allocated through out the entire reletting term to not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant's Term.

                         ARTICLE XI: GENERAL PROVISIONS

Section 1. Subordination. Upon written request of Landlord, Tenant agrees to execute an agreement subordinating Tenant's interest in this Lease to the lien of any mortgage or deed of trust covering the Premises, and will agree to attorn to any such mortgagee provided Tenant's right to the peaceful and quiet possession of the Premises is recognized by said mortgagee.

Section 2. Estoppels. Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, and other such matter pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish an estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease.

Section 3. Choice of Law and Construction. Time is of the essence in this Lease and all of its provisions, after ten (10) days written notice. This Lease shall be in all respects governed by the laws of the State of North Carolina. This Lease, together with its exhibits, contains all of the agreements between the parties hereto and supersedes any previous negotiations. There have been no representations made by Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. Any waiver by the Landlord of its rights under this Lease on any one occasion shall not be construed to be a waiver of such right on any other occasion. If any of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 4. Bind and Inure. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Building shall be liable only for the obligations accruing during the period of its ownership.

Section 5. Notices. All notices required or permitted under this Lease shall be in writing, signed by the party giving such notice and transmitted by certified mail, postage prepaid, and shall be deemed given when deposited in the United States Mails addressed to Tenant or Landlord at their respective addresses for notice set forth in Article I hereof.

Section 6. Brokers. The Tenant and Landlord warrant to each other that no real estate broker or other person will claim a commission in connection with this Lease arising from each party's separate actions. Should any other claim for commission be established, the parties hereby agree to hold each other harmless with respect thereto to the extent that one or the other is shown to have been responsible for the creation of such claim.

Section 7. Memorandum of Lease. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum described the Premises and stating the Lease Term, the Beginning and Ending Dates, and other information the parties agree to include in such Memorandum.

Section 8. Prior Lease. The parties terminate that certain Lease Agreement between them dated March 21, 2001 and all tenancies created thereby, effective as of the Lease Term Commencement Date. The parties represent and warrant one to the other that there are no undischarged claims, defaults or liabilities arising out of or related that Lease Agreement and that all obligations created thereby have been satisfied in full.

         IN WITNESS WHEREOF, the parties hereto have cause this Lease to be duly executed as of the day and year first written above.


LANDLORD:                                   TENANT:

KENNINGTON FAMILY LIMITED                   TRANSBOTICS CORPORATION,
LLC, a North Carolina limited               A Delaware corporation
partnership



By: /s/ Curt Kennington                     By:  /s/ Claude Imbleau
   ---------------------------                 ---------------------------
General Partner                             Chief Financial Officer